AMENDMENT TO CONSULTING AGREEMENT

     THIS AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is effective as of February 10, 2005 by and between XRG, INC., a Delaware corporation ("XRG") and PRIVATE CAPITAL GROUP INC., a Florida Corporation ("Consultant").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, XRG and Consultant are parties to a certain Consulting Agreement dated March 1, 2004 (the "Consulting Agreement"); and

     WHEREAS, it has been determined that it is in the best interests of XRG to modify the Consulting Agreement in certain respects as it relates to base compensation and severance arrangements as more fully set forth herein; and

     WHEREAS, it is in the best interests of XRG to facilitate the refinancing of certain of its subsidiaries' debts and the Consultant's agreement to amend certain of the terms and conditions of his Consulting Agreement is a condition precedent to the facilitation of such refinancing; and

     WHEREAS, the Board of Directors of XRG has determined that such actions are in the best interests of XRG.

     NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Base Compensation. The base compensation as set forth in Section ____ of the Agreement is amended as follows:

     o Consultant agrees that effective as of February 15, 2005, Consultant's base salary shall be $90,000. per annum, which equals 60% of Consultant's current base salary. Compensation shall be paid either by-monthly or month as determined by XRG. Notwithstanding the foregoing, in the event XRG reports in its SEC filings either on Form 10-Q or Form 10-K, two (2) consecutive quarterly earning reports of positive net income from operations after taxes based upon GAAP, as determined by XRG's regularly engaged Certified Public Accountant, then Consultant's base compensation shall be increased to an annual amount that existed prior to the date of this Agreement. The parties agree that the prior annual base compensation amount was $150,000.

     2. Bonuses. Notwithstanding any other provisions of the Consultant's Consulting Agreement, including but not limited to the provisions set forth in Section ___ thereof, Consultant hereby agrees to waive any rights to any past bonus payments. Consultant further agrees that all bonuses payable from this day forward shall be in such amounts as determined by the Board of Directors or XRG's Compensation Committee.

     3. Severance Payment in the Event of Termination Without Cause. In the event Consultant's consulting with XRG is terminated without cause, or in the event of death or "physical or mental disability", then the Consultant's severance payment shall equal an amount the Consultant would have otherwise be entitled to as a base salary on an annualized basis (i.e. 12 months base compensation) computed upon the amount the Consultant was paid on a monthly basis on the month end most closely preceding the date of termination without cause, death or disability. Such severance payments shall be payable in three equal monthly payments.

     4. Supersede/Inconsistent Provisions. The terms and conditions of this Amendment will supersede any terms and conditions of the original Consulting Agreement which are inconsistent with the provisions set forth herein. All of the terms and provisions of the original Consulting Agreement shall survive and remain in full force and effect.

                                    XRG, INC.


                                    By:
                                        ---------------------------
                                    Print Name:
                                        ---------------------------
                                    Title:
                                        ---------------------------


                                  "CONSULTANT"


                                         --------------------------
                                     Print Name:
                                         --------------------------
MTC/ej/338259
2/10/2005 11:31 AM